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                                                                   EXHIBIT 10.19

                            J.D. POWER AND ASSOCIATES

                                LICENSE AGREEMENT

     This License Agreement (the "Agreement") is dated as of June 4, 1998 by and between J.D. POWER AND ASSOCIATES, a California corporation, and Auto-By-Tel Corporation, a Delaware corporation, which together with its wholly-owned subsidiary, Auto-By-Tel Marketing Corporation, a Delaware corporation, is referred to herein as "Licensee."

1.1 GRANT OF LICENSE.

     (a) J. D. Power and Associates hereby grants to Licensee a nonexclusive license to use the trade name and services mark, "J. D. Power and Associates," (collectively called the "Service Marks") in connection with the promotion and advertising of the claim(s) arising out of the J. D. Power and Associates 1998 Dealer Satisfaction With Online Buying Services Study(SM) as set forth on the attached Exhibit 1 (the "Claims") as follows:

            (i) On the proprietary Extranet for clients located in the United States operated by Licensee presently known as the Dealer Real Time System ("DRT").

            (ii) In print or other traditional advertising media primarily circulated in the United States and Canada; and

            (iii) In Licensee's media /press releases ("Press Releases")
                  circulated in United States and Canada.

     (b) J. D. Power and Associates will sell to Licensee merchandise described in Exhibit 4 bearing the Service Marks and Claims (the "Merchandise") provided that Licensee and any person or entity acting on behalf of Licensee first obtains written approval for each use of the Service Marks and Merchandise from
J. D. Power and Associates pursuant to Section 1.4 hereof. Licensee shall

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not use any of the Service Marks or Merchandise except as expressly permitted by the terms of this Agreement.

     (c) Use of the Claims as contemplated herein shall begin upon date of execution of this Agreement and shall continue until December 31, 1998, inclusive.

1.2 USE BY LICENSEE'S DISTRIBUTOR'S, DEALERS, DEALER ASSOCIATIONS AND THEIR ADVERTISING AGENCIES.

     (a) J.D. Power and Associates will permit Licensee's distributors, dealers, dealer associations and their advertising agencies to use the Service Marks in connection with the promotion and advertising of the Claims for the term of this Agreement, provided that such distributors, dealers, associations and agencies first execute and deliver to J.D. Power and Associates a written agreement for the express benefit of J.D. Power and Associates, in the form attached hereto as Exhibit 2, to be bound by the terms of this Agreement.

     (b) It is the obligation of Licensee to advise all parties acting on behalf of Licensee, and all of Licensee's distributors, dealers, dealer associations and their advertising agencies, of the rights and obligations stated herein. Once such advice has been given by Licensee, Licensee has no further obligation to monitor the compliance of its distributors, dealers, dealer associations and their advertising agencies with the terms of this License Agreement.

1.3  J.D. POWER AND ASSOCIATES' OWNERSHIP.

Licensee acknowledges that J.D. Power and Associates is the exclusive owner of the Service Marks, and agrees to do nothing inconsistent with such ownership. Licensee agrees that the license or use of the Service Marks shall not create any

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interest or right, express or implied, in Licensee except as set forth in this
Agreement. Licensee shall not grant, assign, convey, sublicense or transfer any of its rights or obligations hereunder without the written consent of J.D. Power and Associates except as expressly permitted by this Agreement.

1.4  USE OF SERVICE MARKS AND QUALITY CONTROL.

     (a) Licensee shall faithfully reproduce the Service Marks and Claims as the same may be modified from time to time by J.D. Power and Associates in its sole discretion. J.D. Power and Associates agrees to give Licensee not less than thirty (30) days' written notice of any such modifications.

     (b) No Service Mark may be used unless the entire text of each proposed use is first submitted to J.D. Power and Associates for review, along with samples which are accurate and true representations of the final form of the proposed use of the Service Mark, and is first "Approved As Is" on the written form that J.D. Power and Associates then uses for such purposes. Once a specific creative execution has been so approved, it can be re-used without additional approval. If any changes of any kind whatsoever are made to the content of a creative execution that has been previously approved, it must again be submitted to J.D. Power and Associates for review and approval before it is used. Licensee shall comply with the then current Guidelines for J.D. Power and Associates Advertising Usage Approval, the current version of which is attached as
Exhibit 3.

     (c) No Merchandise may be used unless a written proposal describing each proposed use is first submitted to J.D. Power and Associates for review, and unless such proposed use is first "Approved As Is" on the written form that J.
D. Power and Associates uses for such purposes. If any changes of any kind whatsoever are made to the use of the Merchandise that has been previously

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approved, the new proposed use must again be submitted to J.D. Power and
Associates for review and approval.

2.1  LICENSE FEE.

     (a) Licensee shall pay a one-time license fee of $100,000 and submit a signed License Agreement prior to any advertising or promotional use of any claim. Liquidated damages in the amount $13,500 or, in the case of Merchandise, twice the purchase price of the Merchandise involved, will be paid for any creative execution of advertising or public relations/promotional use of a Service Mark for which prior written approval from J.D. Power and Associates was not obtained.

     (b) J.D. Power and Associates has the right, upon reasonable notice, at its sole cost, to have an inquiry conducted by an independent party of Licensee's media schedules, tear sheets and other documents relating to use of the Service Marks.

3.1  INFRINGEMENT OF THE SERVICE MARKS.

If any third party's unauthorized or incorrect use of the Service Marks comes to the attention of Licensee, Licensee shall give J.D. Power and Associates prompt notice of all details. Licensee shall cooperate and assist J.D. Power and Associates in its investigation and prosecution of any such unauthorized or incorrect use but shall have no right to commence any action, or proceeding concerning infringement of the Service Marks.

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3.2  INDEMNITY.

J.D. Power and Associates does not endorse any of Licensee's Claims, and Licensee shall indemnify J.D. Power and Associates with respect to all losses or damages, including reasonable attorneys' fees that relate in any way to Licensee's use of the Service Marks; provided, however, that Licensee shall have no liability to J.D. Power and Associates for the acts or omissions of J.D. Power and Associates or its employees.

4.1  TERM.

This Agreement shall be effective as of the date of this Agreement and shall remain in effect as provided in Section 1.1.

4.2  TERMINATION.

J.D. Power and Associates may terminate this Agreement upon written notice if Licensee commits or threatens to commit any breach of this Agreement unless Licensee withdraws the threat or cures the breach within five (5) days after the date of such notice. Licensee may terminate this Agreement at any time upon 30 days prior written notice to J.D. Power and Associates. Licensee shall discontinue all use of the Service Marks or any confusingly similar or conflicting names or service marks after the effective date of the termination or expiration of this Agreement, and will destroy all Merchandise remaining in Licensee's possession, custody, and or control.

5.1  AMENDMENT.

No waiver, alteration or amendment of this Agreement shall be effective except pursuant to a writing by an authorized representative of the party to be bound thereby.

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           IN WITNESS WHEREOF, the duly authorized representatives of J.D. Power and Associates and Licensee have executed this Agreement as of the date first set forth above.

J.D. POWER AND ASSOCIATES              AUTO-BY-TEL CORPORATION

BY:  [SIG]                             BY: [SIG]
     ------------------------------         ------------------------------------

ITS: CFO                               ITS: SR. V.P. MARKETING
     ------------------------------         ------------------------------------

                                       AUTO-BY-TEL MARKETING CORPORATION

                                       BY:  [SIG]
                                            ------------------------------------

                                       ITS: President
                                            ------------------------------------

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5.2  GOVERNING LAW.

This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California.

5.3  NO ENDORSEMENT.

It is understood that J.D. Power and Associates approval of creative executions submitted to it for review does not constitute an endorsement by J.D. Power and Associates of any of Licensee's Claims.

5.4  WHOLE AGREEMENT.

This Agreement constitutes the complete, final and exclusive statement of the terms of the agreement between the parties with respect to its subject matter and supersedes any and all other agreements, written or oral, with respect thereto.

5.5  HEADINGS.

The headings in the Agreement are for convenience only and are of no legal effect.


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                                    EXHIBIT 1

      J.D. POWER AND ASSOCIATES 1998 DEALER SATISFACTION WITH ONLINE BUYING

                               SERVICES STUDY(SM)

          AUTO-BY-TEL CORPORATION AND AUTO-BY-TEL MARKETING CORPORATION
          -------------------------------------------------------------
            "#1 in Dealer Satisfaction With Internet Buying Services"

          Based on top ranking in Dealer Services, Web Site Technology and Sales Effectiveness.

DISCLAIMER: J.D. POWER AND ASSOCIATES 1998 DEALER SATISFACTION WITH ONLINE BUYING SERVICES STUDY(SM). STUDY CONDUCTED AMONG DEALERSHIP INTERNET SPECIALISTS WHO COMPLETED 540 INDIVIDUAL EVALUATIONS.

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                                    EXHIBIT 2

                              AGREEMENT TO BE BOUND


--------------------------------------------------------------------------------
    (name of distributor, dealer, dealer association or advertising agency)

hereby agrees, for the express benefit of J.D. Power and Associates, to be bound by the terms of the License Agreement between J.D. Power and Associates and Auto-By-Tel Corporation and Auto-By-Tel Marketing Corporation.


------------------------------------
By:
      ------------------------------
Its:
      ------------------------------

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                                    EXHIBIT 3

                         GUIDELINES FOR LICENSED USE OF

                         J.D. POWER AND ASSOCIATES NAME

OBJECTIVE

J.D. Power and Associates marketing information provides data to ensure that consumer needs are properly identified and addressed. While the purpose and intent in providing this information has not been promotional use, we realize that manufacturers, and their distributors are able to establish product differentiation by doing so. It will always be the goal of J.D. Power and Associates to encourage our subscribers to use the information we collect to meet the needs of a consumer-driven marketplace and not merely create a contest ranking.

In light of the above, widespread use of J.D. Power and Associates marketing information findings in advertising has required us to establish a licensing arrangement with formal policies and procedures for reviewing all materials which use information derived from J.D. Power and Associates proprietary information. These policies and procedures are intended to protect:

     1. Our clients from making misstatements about the information used, thereby preventing costly production problems (e.g., network disapproval).

     2.   The findings of the studies conducted by J.D. Power and Associates.

     3.   Manufacturer claims approved by J.D. Power and Associates.

     4.   Consumers from misrepresentation.

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                         GUIDELINES FOR LICENSED USE OF

                         J.D. POWER AND ASSOCIATES NAME

POLICIES/PROCEDURES

J.D. Power and Associates, via the signed license agreement, permits licensees to use the specifically awarded claim from J. D. Power and Associates' survey as part of their print or broadcast advertising promotion, or public relations provided that:

      a. the manufacturer or the United States affiliate of the manufacturer is a paid subscriber to the study being cited, and has committed via a signed Letter of Intent to be a subscriber of the study during the period that the advertising is placed, and has signed and executed a license agreement with J.D. Power and Associates.

      b. the advertiser or its agency cites data from the most recently published version of the study containing the specific claim.

      c. the specific data cited is in the format and context used solely in the respective study's management report.

      d. advertising claims promote the advertiser's positive results without denigrating other manufacturers.

      e. only manufacturers ranking above industry average may be identified. Any segment that falls below industry average will not be permitted in an advertising claim. Manufacturers shall not disclose to advertising associations specific comparisons with makes or models that fall in the lower half of rankings.

      f. advertising claims are judged to be consistent with the findings from the survey cited.


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                         GUIDELINES FOR LICENSED USE OF

                         J.D. POWER AND ASSOCIATES NAME

      g. a disclaimer is included that identifies the source of the data to the appropriate J.D. Power and Associates survey and identifies the number of consumers responding to the survey.

      h. advertising claims have been reviewed and written approval has been granted by J.D. Power and Associates. Review complete upon receipt of claim approval (form indicated "Approved As Is").

      i. clear and conspicuous disclosure of all information must be included in advertising. Disclaimers must not be relied upon to convey full disclosure.

      j. all creative executions submitted must include a representation of visuals that will accompany advertising.

      k. the advertiser and consumer understand that the use of the J.D. Power and Associates trade name and service mark does not in any way imply endorsement of advertising claims or imply that J.D. Power and Associates has rated, endorsed, or chosen any particular make or model.

      1. in order for J. D. Power and Associates to better monitor usage and proper dissemination of information from syndicated studies, manufacturers/distributors shall provide J.D. Power and Associates with a complete copy of all materials taken from J. D. Power and Associates studies and forwarded internally.

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                         GUIDELINES FOR LICENSED USE OF

                         J.D. POWER AND ASSOCIATES NAME

AWARD/LOGO REPRODUCTION

The following details the policy for the use of the J.D. Power and Associates Service Mark reflecting the J.D. Power and Associates award ("Award") or circular award logo, hereinafter ("Logo").

      1. The Award must be an actual photographic representation. Photographic representation excludes the use of line art, computerized presentation, or any other non-photographic presentation.

      2. The circular J.D. Power and Associates Logo contained in the Award must be 1" (one inch) minimum in its final reproduced form. There will be no exceptions to this policy.

      3. The final version of the Award must include the 1" minimum circular Logo and all other features of the Award must be proportionally correct.

      4. There is only one situation that allows reproduction of the Logo by itself, (outside the context of the full award representation), and that is use by the awardees of the "#1 Customer Satisfaction," "Airline," "Tire," "Computer," and "Medium Duty Truck" studies. All other advertising featuring the Award must include a photographic reproduction of the actual Award following the above guidelines.

Advertising or promotion that does not meet the above criteria shall not be granted permission for use in public media. If an advertisement is aired or published that does not conform to the above standards, J. D. Power and Associates reserves the right to take appropriate legal or administrative action.

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                         GUIDELINES FOR LICENSED USE OF

                         J.D. POWER AND ASSOCIATES NAME

CONTACT

The Advertising Specialist at J.D. Power and Associates will be responsible for coordinating the review of the claim and issuing the release for its use.

J.D. Power and Associates will attempt to process all requests within three working days of receipt of the proposed advertising copy and will strive to accommodate special client timing needs. Maximum turnaround time for responding to requests will be five working days.

IMPORTANT: In an effort to protect your interests as well as the integrity of the information produced by J.D. Power and Associates, we would appreciate your assistance in helping us monitor what may be inappropriate or incorrect usage of J.D. Power and Associates marketing information. In such cases, please notify the Advertising Specialist.

POLICY EFFECTIVE DATE: REVISED FEBRUARY 1998

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                                    EXHIBIT 4

     IN CONNECTION WITH THE promotion of Claims, Licensee will purchase any and all merchandise (the "Merchandise" from J.D. Power and Associates that bear the Service Marks and Claims, provided that Licensee agrees to be bound by the terms of the License Agreement by signing and delivering to J.D. Power and Associates a signed License Agreement or, in the case of distributors, dealers, or advertising agencies, an Agreement to be Bound (Exhibit 2).

     According to the License Agreement, all proposed Merchandise using the Service Marks or Claims must be reviewed by J.D. Power and Associates, and submitted along with written descriptions of any proposed use of the Merchandise. This will be sent either by fax or mail. Merchandise is then reviewed and will receive an "Approved As Is" status before J.D. Power and Associates will move forward with production of Merchandise.

     Merchandise available will be on a variety of items and in a range of costs. J.D. Power and Associates has established this Merchandise program to ensure that all items bearing the J.D. Power and Associates Service Marks and Claims retain their official status and are of the highest quality reproduction and the integrity protected through the entire creative and production process.
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                     [J.D. POWER AND ASSOCIATES LETTERHEAD]

                                                       INVOICE NO.:        16895
                                                       INVOICE DATE:    12/30/98
                                                       PURCHASE ORDER NO.:

CLIENT NO.:  124409

BILL TO:  Mr. Eric Schaefer
          AUTOBYTEL.COM                                SHIP TO:
          18872 MacArthur Blvd.
          Irvine, CA 92612


                                  DESCRIPTION

1 License Fee for extension of license for "#1 in Dealer
Satisfaction with Online Buying Services" claim to
February 15, 1998                                                     $25,000.00

               8020:

                                              NET SALES                25,000.00
                                              SALES TAX
                                              TOTAL AMOUNT DUE         25,000.00

PAYMENT DUE UPON RECEIPT

Interest at the rate of 2% per month will be charged on any account over 30 days past due.